UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): August 24, 2017
TELENAV, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-34720	77-0521800
(State or other jurisdiction of incorporation)	(Commission file Number)	(I.R.S. Employer Identification Number)

4655 Great America Parkway, Suite 300 Santa Clara, CA 95054
(Address of principal executive offices, including zip code)

(408) 245-3800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On August 3, 2018, the Company notified Nokomis Capital, L.L.C and certain related persons (collectively, the “Nokomis Group”) that the Nominating and Governance Committee of the Board of Directors of the Company (the “Board”) had voted to nominate Randy Ortiz as a Class III director of the Company at its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). The taking of this action resulted in the extension of the “Restricted Period” under the Company’s letter agreement, dated August 24, 2017, with the Nokomis Group (the "Agreement"). The “Restricted Period” now expires on the date that is 15 days prior to the deadline for nominations for the Company’s 2019 Annual Meeting of Stockholders. During the “Restricted Period,” the Nokomis Group is subject to customary standstill restrictions that provide, among other things, that the Nokomis Group will not engage in or in any way participate in a solicitation of proxies with respect to the Company.
The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which was previously filed as Exhibit 10.41 and incorporated herein by reference.
A copy of the press release issued by the Company regarding the Agreement is attached as Exhibit 99.1 and incorporated herein by reference.
A copy of the letter dated August 3, 2018 from the Company regarding Mr. Ortiz’s renomination is attached hereto as Exhibit 99.2 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
10.41	Settlement Agreement dated August 24, 2017 by and among Telenav, Inc. and Nokomis Capital, LLC and its affiliates.*
99.1	Press Release, issued by Telenav, Inc. on August 24, 2017.*
99.2	Letter dated as of August 3, 2018 from Telenav, Inc. to Nokomis Capital, L.L.C. and certain other parties.
*Previously filed.

EXHIBIT INDEX

Exhibit No. Under Regulation S‑K, Item 601	Description
10.41	Settlement Agreement dated August 24, 2017 by and among Telenav, Inc. and Nokomis Capital, LLC and its affiliates.*
99.1	Press Release, issued by Telenav, Inc. on August 24, 2017.*
99.2	Letter dated as of August 3, 2018 from Telenav, Inc. to Nokomis Capital, L.L.C. and certain other parties.
*Previously filed.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.
Date: August 3, 2018	By:	/s/ Lily M. Toy
	Name:	Lily M. Toy
	Title:	General Counsel and Secretary